Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement (No. 333-185134) on Form S-4 of Document Security Systems, Inc. of our report dated March 6, 2013, relating to our audits of the consolidated financial statements of Document Security Systems, Inc. as of and for the years ended December 31, 2012 and 2011, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts".

/s/ FREED MAXICK CPAS, P.C.

Buffalo, New York

April 26, 2013